NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348 FOR IMMEDIATE RELEASE
        August 3, 2020

SECOND QUARTER 2020 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 3, 2020 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and six months ended June 30, 2020. Highlights include:

Operating Results:
•Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended			Six Months Ended
	June 30,			June 30,
	2020		2019	2020		2019
	(in thousands, except per share data)
Revenues	$163,701		$164,792	$338,764		$328,504

Net earnings available to common stockholders	$41,780		$70,097	$102,473		$141,537
Net earnings per common share	$0.24		$0.43	$0.60		$0.87

FFO available to common stockholders	$111,738		$110,859	$214,247		$221,203
FFO per common share	$0.65		$0.68	$1.25		$1.37

Core FFO available to common stockholders	$111,738		$110,859	$230,926		$219,872
Core FFO per common share	$0.65		$0.68	$1.35		$1.36

AFFO available to common stockholders	$83,240	(1)	$112,619	$204,990	(1)	$223,249
AFFO per common share	$0.49	(1)	$0.69	$1.20	(1)	$1.38

(1) Excludes $30,223 of straight-line accrued rent, net of reserves, resulting from the COVID-19 rent deferral lease amendments. Including the straight-line rent would result in AFFO per common share of $0.66 and $1.37 for the quarter and six months ended June 30, 2020, respectively.

Second Quarter 2020 Highlights:
•Portfolio occupancy was 98.7% at June 30, 2020 as compared to 98.8% at March 31, 2020 and 99.0% at December 31, 2019
•Invested $6.9 million in property investments, and completed construction on 8 properties with an aggregate 67,000 square feet of gross leasable area
•Sold 8 properties for $3.8 million producing $0.7 million of gains on sales
•Raised $52.6 million net proceeds from the issuance of 1,438,695 common shares
•Ended the quarter with $224.6 million of cash and no amounts drawn on $900 million bank credit facility

First Half of 2020 Highlights:
•Invested $74.1 million in property investments, including the acquisition of 21 properties with an aggregate 284,000 square feet of gross leasable area at an initial cash yield of 6.9%
•Sold 22 properties for $40.1 million producing $13.5 million of gains on sales
•Raised $53.3 million net proceeds from the issuance of 1,451,223 common shares
•Issued $400 million principal amount of 2.50% senior unsecured notes due 2030 generating net proceeds of $395.1 million
•Issued $300 million principal amount of 3.10% senior unsecured notes due 2050 generating net proceeds of $290.5 million
•Paid off $325 million principal amount of 3.800% senior unsecured notes due 2022

NNN is actively working with its tenants that have been impacted by the COVID-19 pandemic. As of July 30, 2020, NNN had collected approximately 69% of rent due for the quarter ended June 30, 2020, and approximately 84% of rent originally due in July 2020.
During the second quarter, NNN entered into rent deferral lease amendments with certain tenants representing approximately 21% of rent due for the quarter ended June 30, 2020. On average, 2.4 months of rent was deferred with approximately 86% of deferred rent originally due in the second quarter of 2020 and 14% originally due in the third quarter of 2020. Approximately 66% of this deferred rent is due to be paid to NNN by June 30, 2021 and 94% is due by December 31, 2021.
Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties’ second quarter results reflect the basic strength and resiliency of our long-term strategy and business model. We ended the quarter with a balance sheet that is one of the strongest in our industry and recently announced an increase in our common stock dividend, thus making 2020 the 31st consecutive year of annual dividend increases for National Retail Properties.”
National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2020, the company owned 3,117 properties in 48 states with a gross leasable area of approximately 32.5 million square feet and with a weighted average remaining lease term of 10.9 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 3, 2020, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2020. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Income Statement Summary

Revenues:
Rental income	$163,479	$164,596	$338,026	$327,622
Interest and other income from real estate transactions	222	196	738	882
	163,701	164,792	338,764	328,504

Operating expenses:
General and administrative	9,395	9,276	19,495	18,798
Real estate	6,323	6,600	13,959	13,692
Depreciation and amortization	48,936	46,241	98,124	92,421
Leasing transaction costs	—	75	36	127
Impairment losses – real estate, net of recoveries	21,854	7,187	27,367	10,432
	86,508	69,379	158,981	135,470
Gain on disposition of real estate	719	13,002	13,489	23,447
Earnings from operations	77,912	108,415	193,272	216,481

Other expenses (revenues):
Interest and other income	(106)	(487)	(271)	(2,411)
Interest expense(1)	31,753	29,811	65,423	59,768
Loss on early extinguishment of debt	—	—	16,679	—
	31,647	29,324	81,831	57,357

Net earnings	46,265	79,091	111,441	159,124
Loss (earnings) attributable to noncontrolling interests	—	(413)	2	(423)

Net earnings attributable to NNN	46,265	78,678	111,443	158,701
Series E preferred stock dividends	—	(4,096)	—	(8,194)
Series F preferred stock dividends	(4,485)	(4,485)	(8,970)	(8,970)
Net earnings available to common stockholders	$41,780	$70,097	$102,473	$141,537

Weighted average common shares outstanding:
Basic	171,389	161,893	171,214	161,502
Diluted	171,485	162,352	171,374	161,995

Net earnings per share available to common stockholders:
Basic	$0.24	$0.43	$0.60	$0.87
Diluted	$0.24	$0.43	$0.60	$0.87
(1) Includes $2,291 in connection with the early redemption of 3.80% senior unsecured notes due 2022 for the six months ended June 30, 2020.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$41,780	$70,097	$102,473	$141,537
Real estate depreciation and amortization	48,823	46,165	97,896	92,269
Gain on disposition of real estate, net of noncontrolling interests	(719)	(12,590)	(13,489)	(23,035)
Impairment losses – depreciable real estate, net of recoveries	21,854	7,187	27,367	10,432
Total FFO adjustments	69,958	40,762	111,774	79,666
FFO available to common stockholders	$111,738	$110,859	$214,247	$221,203

FFO per common share:
Basic	$0.65	$0.68	$1.25	$1.37
Diluted	$0.65	$0.68	$1.25	$1.37

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$41,780	$70,097	$102,473	$141,537
Total FFO adjustments	69,958	40,762	111,774	79,666
FFO available to common stockholders	111,738	110,859	214,247	221,203

Loss on early extinguishment of debt (early redemption of notes payable due 2022)	—	—	16,679	—
Gain on sale of equity investments	—	—	—	(1,331)
Total Core FFO adjustments	—	—	16,679	(1,331)
Core FFO available to common stockholders	$111,738	$110,859	$230,926	$219,872

Core FFO per common share:
Basic	$0.65	$0.68	$1.35	$1.36
Diluted	$0.65	$0.68	$1.35	$1.36

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended			Six Months Ended
	June 30,			June 30,
	2020		2019	2020		2019
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$41,780		$70,097	$102,473		$141,537
Total FFO adjustments	69,958		40,762	111,774		79,666
Total Core FFO adjustments	—		—	16,679		(1,331)
Core FFO available to common stockholders	111,738		110,859	230,926		219,872

Straight-line accrued rent, net of reserves	(30,984)		(413)	(31,045)		(1,160)
Net capital lease rent adjustment	22		167	83		338
Below-market rent amortization	(190)		(173)	(410)		(401)
Stock based compensation expense	3,074		2,524	6,322		5,071
Capitalized interest expense	(420)		(345)	(886)		(471)
Total AFFO adjustments	(28,498)		1,760	(25,936)		3,377
AFFO available to common stockholders	$83,240	(1)	$112,619	$204,990	(1)	$223,249

AFFO per common share:
Basic	$0.49	(1)	$0.70	$1.20	(1)	$1.38
Diluted	$0.49	(1)	$0.69	$1.20	(1)	$1.38

Other Information:
Rental income from operating leases(2)	$159,300		$160,234	$328,033		$318,632
Earned income from direct financing leases(2)	$162		$208	$326		$420
Percentage rent(2)	$165		$300	$568		$722

Real estate expense reimbursement from tenants(2)	$3,852		$3,854	$9,099		$7,848
Real estate expenses	(6,323)		(6,600)	(13,959)		(13,692)
Real estate expenses, net of tenant reimbursements	$(2,471)		$(2,746)	$(4,860)		$(5,844)

Amortization of debt costs(3)	$1,026		$931	$2,842		$1,851
Scheduled debt principal amortization (excluding maturities)	$147		$139	$294		$281
Non-real estate depreciation expense	$115		$78	$233		$158
(1)Excludes $30,223 of straight-line accrued rent, net of reserves, resulting from the COVID-19 rent deferral lease amendments. Including the straight-line rent would result in AFFO per common share of $0.66 and $1.37 for the quarter and six months ended June 30, 2020, respectively.
(2)The condensed consolidated financial statements for the quarter and six months ended June 30, 2020 and 2019 are presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter and six months ended June 30, 2020, the aggregate of such amounts is $163,479 and $338,026, respectively, and is classified as rental income on the income statement summary. For the quarter and six months ended June 30, 2019, the aggregate of such amounts is $164,596 and $327,622, respectively.
(3)Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the six months ended June 30, 2020.

National Retail Properties, Inc.
(in thousands)
(unaudited)

	June 30, 2020	December 31, 2019
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,221,418	$7,289,048
Accounted for using the direct financing method	4,121	4,204
Real estate held for sale	3,615	7,987
Cash and cash equivalents	224,560	1,112
Receivables, net of allowance of $3,085 and $506, respectively	18,645	2,874
Accrued rental income, net of allowance of $7,481 and $1,842, respectively	59,459	28,897
Debt costs, net of accumulated amortization	2,809	2,783
Other assets	98,301	97,962
Total assets	$7,632,928	$7,434,867

Liabilities:
Line of credit payable	$—	$133,600
Mortgages payable, including unamortized premium and net of unamortized debt cost	11,731	12,059
Notes payable, net of unamortized discount and unamortized debt costs	3,207,545	2,842,698
Accrued interest payable	21,652	18,250
Other liabilities	81,200	96,578
Total liabilities	3,322,128	3,103,185

Stockholders' equity of NNN	4,310,795	4,331,675
Noncontrolling interests	5	7
Total equity	4,310,800	4,331,682

Total liabilities and equity	$7,632,928	$7,434,867

Common shares outstanding	173,408	171,694

Gross leasable area, Property Portfolio (square feet)	32,454	32,460

National Retail Properties, Inc. Debt Summary As of June 30, 2020 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	2.546%	January 2022

Unsecured notes payable:
2023	350,000	349,187	3.300%	3.388%	April 2023
2024	350,000	349,689	3.900%	3.924%	June 2024
2025	400,000	399,438	4.000%	4.029%	November 2025
2026	350,000	347,349	3.600%	3.733%	December 2026
2027	400,000	398,767	3.500%	3.548%	October 2027
2028	400,000	397,565	4.300%	4.388%	October 2028
2030	400,000	398,747	2.500%	2.536%	April 2030
2048	300,000	295,876	4.800%	4.890%	October 2048
2050	300,000	293,971	3.100%	3.205%	April 2050

Total	3,250,000	3,230,589

Total unsecured debt(1)	$3,250,000	$3,230,589

Debt costs		(31,140)
Accumulated amortization		8,096
Debt costs, net of accumulated amortization		(23,044)
Notes payable, net of unamortized discount and unamortized debt costs		$3,207,545
(1)Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 10.7 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$11,779	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	99
Debt costs, net of accumulated amortization	(48)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$11,731
(1) Includes unamortized premium

National Retail Properties, Inc.
Debt Summary
As of June 30, 2020

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of June 30, 2020, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	June 30, 2020
Maximum leverage ratio	< 0.60	0.37
Minimum fixed charge coverage ratio	> 1.50	3.96
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.74
Unencumbered interest ratio	> 1.75	3.99

		June 30, 2020
Unsecured Notes Key Covenants	Required	Notes Due (1)	Notes Due (2)
Limitation on incurrence of total debt	≤ 60%	36.4%	36.4%
Limitation on incurrence of secured debt	≤ 40%	0.1%	0.1%
Debt service coverage ratio	≥ 1.50	4.70	4.70
Maintenance of total unencumbered assets	≥ 150%	275.3%	275.1%

(1) Calculations pursuant to covenants for notes payable due 2023-2028 and 2048
(2) Calculations pursuant to covenants for notes payable due 2030 and 2050

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

				% of Rent Collections Quarter Ended June 30 2020(3)
		As of June 30,
	Line of Trade	2020(1)	2019(2)
1.	Convenience stores	18.1%	17.7%	99.0%
2.	Restaurants – full service	10.6%	11.1%	40.5%
3.	Automotive service	10.2%	9.1%	53.8%
4.	Restaurants – limited service	8.8%	8.8%	80.0%
5.	Family entertainment centers	6.7%	6.9%	8.6%
6.	Health and fitness	5.2%	5.4%	58.4%
7.	Theaters	4.7%	4.8%	2.2%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.4%	100.0%
9.	Automotive parts	3.1%	3.3%	88.0%
10.	Equipment rental	2.6%	2.7%	100.0%
11.	Home improvement	2.6%	2.6%	97.2%
12.	Wholesale clubs	2.5%	2.3%	100.0%
13.	Medical service providers	2.1%	2.2%	58.7%
14.	General merchandise	1.7%	1.8%	91.4%
15.	Furniture	1.7%	1.7%	33.6%
16.	Home furnishings	1.6%	1.7%	21.0%
17.	Travel plazas	1.5%	1.6%	98.1%
18.	Consumer electronics	1.5%	1.6%	98.9%
19.	Drug stores	1.5%	1.6%	100.0%
20.	Bank	1.3%	1.5%	100.0%
	Other	8.5%	8.2%	83.3%
	Total	100.0%	100.0%	68.9%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.6%	6.	Georgia	4.5%
2.	Florida	8.8%	7.	Indiana	4.2%
3.	Ohio	5.8%	8.	Tennessee	3.7%
4.	Illinois	5.1%	9.	Virginia	3.5%
5.	North Carolina	4.5%	10.	California	3.3%
	(1) Based on the annual base rent of $676,538,000, which is the annualized base rent for all leases in place as of June 30, 2020.
	(2) Based on the annual base rent of $650,091,000, which is the annualized base rent for all leases in place as of June 30, 2019.
	(3) Rent collections received as of July 30, 2020.

National Retail Properties, Inc.
Property Portfolio

Top 20 Tenants

		Properties	% of Total(1)
1.	7-Eleven	140	5.0%
2.	Mister Car Wash	115	4.5%
3.	Camping World	47	4.3%
4.	LA Fitness	30	3.8%
5.	Flynn Restaurant Group (Taco Bell/Arby's)	203	3.5%
6.	GPM Investments (Convenience Stores)	151	3.3%
7.	AMC Theatre	20	3.0%
8.	Couche Tard (Pantry)	84	2.8%
9.	BJ's Wholesale Club	11	2.5%
10.	Sunoco	59	2.2%
11.	Mavis Tire Express Services	120	2.1%
12.	Chuck-E-Cheese's	53	2.1%
13.	Main Event	18	1.8%
14.	Frisch's Restaurants	74	1.8%
15.	Bob Evans	116	1.7%
16.	Fikes (Convenience Stores)	56	1.6%
17.	Best Buy	15	1.5%
18.	Life Time Fitness	3	1.5%
19.	Dave & Buster's	11	1.4%
20.	Pull-A-Part	20	1.3%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2020	0.5%	25	230,000	2026	4.0%	161	1,546,000
2021	3.9%	129	1,394,000	2027	6.6%	176	2,519,000
2022	5.4%	122	1,583,000	2028	5.1%	164	1,238,000
2023	2.9%	117	1,445,000	2029	3.0%	76	1,054,000
2024	3.7%	100	1,602,000	2030	3.5%	102	1,101,000
2025	6.2%	196	2,065,000	Thereafter	55.2%	1,706	16,011,000

(1)Based on the annual base rent of $676,538,000, which is the annualized base rent for all leases in place as of June 30, 2020.
(2)As of June 30, 2020, the weighted average remaining lease term is 10.9 years.
(3)Square feet.